Exhibit 21.1

List of Subsidiaries of the Company (1)

Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Czech Republic s.r.o. (Czech Republic)
Alfombras San Luis S.A. (Argentina) (94.77%)	Lear Corporation EEDS and Interiors (Delaware)
Anhui Guilford Automotive Interiors Co., Ltd. (China) (29.2%)	Lear Corporation France SAS (France)
Autoparts Networks Alliances Sdn. Bhd. (Malaysia) (19.26%)	Lear Corporation GmbH (Germany)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Holdings Spain S.L. (Spain)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Italia S.r.l. (Italy)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation Japan K.K. (Japan)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Portugal – Componentes para Automoveis, Unipessoal, Lda. (Portugal)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Romania S.r.L. (Romania)
eLumigen, LLC (Delaware) (15%)	Lear Corporation S.r.L. (Moldova)
Foshan Lear FAW Sihuan Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Seating France Feignies SAS (France)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation Seating France Guipry SAS (France)
Guilford Czech Republic s.r.o. (Czech Republic)	Lear Corporation Seating France SAS (France)
Guilford Europe Limited (United Kingdom)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation South East Asia Co., Ltd. (Thailand) (99.99%)
Guilford France SAS (France)	Lear Corporation Sweden AB (Sweden)
Guilford Holding Hong Kong Limited (Hong Kong)	Lear Corporation UK Holdings Limited (United Kingdom)
Guilford Mills Automotive (Czech Republic) Limited (United Kingdom)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford Mills Automotive (France) Limited (United Kingdom)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Mills Automotive (Portugal) Limited (United Kingdom)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Mills Europe Limited (United Kingdom)	Lear East European Operations S.a.r.l. (Luxembourg)
Guilford Mills Limited (United Kingdom)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Guilford Mills, Inc. (Delaware)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Guilford Shanghai Trading Co., Ltd. (China)	Lear European Holding S.L. (Spain)
HB Polymer Company, LLC (Texas) (10%)	Lear European Operations Corporation (Delaware)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Industrias Cousin Freres S.L. (Spain) (49.99%)	Lear Global Development, LLC (Delaware)
Industrias Globales de Mexico, S.A. de C.V. (Mexico)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Industrias Lear de Argentina SrL (Argentina)	Lear International Operations S.a.r.l. (Luxembourg)
Insys – Interior Systems SA (Argentina) (5%)	Lear Korea Yuhan Hoesa (Korea)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Luxembourg Holdings S.a.r.l. (Luxembourg)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Mexican Holdings, L.L.C. (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Mexican Seating Corporation (Delaware)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear (Shanghai) Management Consultancy Limited (China)	Lear North European Operations S.a.r.l. (Luxembourg)
Lear Automotive (EEDS) Almussafes Services S.L. (Spain)	Lear Operations Corporation (Delaware)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Seating (Thailand) Corp. Ltd. (Thailand) (99.99%)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (95%)	Lear South Africa Limited (Cayman Islands)
Lear Automotive France SAS (France)	Lear South European Operations S.a.r.l. (Luxembourg)
Lear Automotive India Private Limited (India)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear West European Operations S.a.r.l. (Luxembourg)
Lear Automotive Morocco SAS (Morocco)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	OOO Lear (Russia)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Proma, Sp.A. (Italy) (5%) (2)
Lear Automotive Systems (Yangzhou) Co., Ltd (China)	PT Lear Automotive Indonesia (Indonesia)
Lear Canada (Canada)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Canada Investments Ltd. (Canada)	RevoLaze, LLC (Delaware) (20%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd (China) (55%)	Rouquinet Deroy Limited (United Kingdom)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Shanghai Lear Automotive Systems Co., Ltd. (China)

Lear Corporation (Mauritius) Limited (Mauritius)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation (Nottingham) Limited (United Kingdom)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Lear Corporation (Shanghai) Limited (China)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation (UK) Limited (United Kingdom)	Tacle Automotive India Private Limited (India) (51%)
Lear Corporation (Vietnam) Limited (Vietnam)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation Asientos S.L. (Spain)	Tacle Seating (Thailand) Co., Ltd. (Thailand) (51%)
Lear Corporation Austria GmbH in Liquidation (Austria)	Tacle Seating UK Limited (United Kingdom) (51%)
Lear Corporation Automotive Electronics Morocco SAS (Morocco)	TACLE Seating USA, LLC (Michigan) (49%)
Lear Corporation Belgium CVA (Belgium)	TS-Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia) (90%)
Lear Corporation Beteiligungs GmbH (Germany)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Canada, Ltd. (Canada)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation China Ltd. (Mauritius)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.
(2)	Includes 24 subsidiaries owned by Proma, Sp.A., all of which operate in foreign countries.